State of Delaware

Secretary of State

Division of Corporations

Delivered  05:25 PM 01/31/2006
FILED 05 :21 PM 01/31/2006

SRV 060093477 - 2268089 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

OF

COLCHESTER STREET TRUST

This Certificate of Amendment to Certificate of Trust of Colchester Street Trust (the "Trust"), a statutory trust formed under the Delaware Statutory Trust Act. 12 Del. C. §§ 3801 et seq. (the "Act"), is being filed for the purpose of amending the Certificate of Trust of the Trust pursuant to Section 3810 of the Act.

The undersigned hereby certifies as follows:

1.

The name of the Trust is Colchester Street Trust.

2.

The Trust's Certificate  of Trust is hereby amended to change the name of the Trust to Fidelity Co1chester Street Trust.

3.

This Certificate of Amendment shall become effective upon filing.

IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Certificate of Amendment as January 31, 2006.

Robert L. Reynolds

/s/Robert L. Reynolds, as Trustee and not individually